                                                                      EXHIBIT 11


                         BUFFETS, INC. AND SUBSIDIARIES

                 CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE

                    (In thousands, except per share amounts)


                                                   December 28,    January 3,     January 1,
                                                       1994          1996(2)         1997
------------------------------------------------  -------------  -------------  -------------

Net earnings (loss)                                  $25,304        $32,907        $(7,203)


Weighted average number
of common shares                                      43,962         44,604         45,068

Diluted effect of stock
options outstanding after
application of treasury stock
method                                                 1,329            700              0
                                                  -------------  -------------  -------------
                                                      45,291         45,304         45,068
                                                  -------------  -------------  -------------
Net earnings (loss), based
upon weighted average number
of common and common equivalent
shares outstanding                                   $   .56        $   .73        $  (.16)
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------


             CALCULATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE (1)

                    (In thousands, except per share amounts)


                                                   December 28,    January 3,     January 1,
                                                       1994          1996(2)         1997
------------------------------------------------  -------------  -------------  -------------

Net earnings (loss)                                  $25,304        $32,907        $(7,203)


Weighted average number
of common shares                                      43,962         44,604         45,068

Diluted effect of stock
options outstanding after
application of treasury stock
method                                                 1,246            829           0
                                                   -----------    -----------    -----------
                                                      45,208         45,433         45,068
                                                   ------------   ------------   -----------
Net earnings (loss), based
upon weighted average number
of common and common equivalent
shares outstanding                                   $   .56         $  .72         $ (.16)
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

(1) Fully diluted earnings per share are based upon the more dilutive of the market price of the stock at the close of the period or the average market price during the period.

(2)  The Company's fiscal year consisted of 53 weeks.